Press Release	EXHIBIT 99.1

Clean Harbors Expands Share Repurchase Program to $300 Million

Norwell, Mass. – March 13, 2015 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced that its Board of Directors has increased the size of the current share repurchase program to up to $300 million. The original program authorized the repurchase of up to $150 million of Clean Harbors common stock.  As of December 31, 2014, there was $45.7 million of availability remaining, which now will increase to $195.7 million under the expanded plan. The Company continues to intend to fund the repurchases through its available cash resources.

“Our capital allocation program consists of three primary elements: investing in the organic growth of the business, acquisition opportunities and share repurchases,” said Alan S. McKim, Chairman and Chief Executive Officer. “We deploy our capital with a focus on creating value and improving returns, particularly return on invested capital (ROIC). Our strong balance sheet and cash generation afford us the financial flexibility to implement this capital strategy, which will deliver value to our shareholders.”

The repurchase program authorizes Clean Harbors to purchase its common stock on the open market or in privately negotiated transactions periodically. The share repurchases will be made in a manner that complies with applicable U.S. securities laws. The number of shares purchased and the timing of the purchases will depend on a number of factors, including share price, cash required for future business plans, trading volume and other conditions.  The Company has no obligation to repurchase stock under this program and may suspend or terminate the repurchase program at any time.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s share repurchase program, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

James M. Rutledge	Eric Kraus	Jim Buckley
Vice Chairman, President and CFO	EVP Corporate Communications & Public Affairs	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Kraus.Eric@cleanharbors.com	Buckley.James@cleanharbors.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com